Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
CBIZ, Inc.:
We consent to the incorporation by reference in the registration statement Nos. 333-135912, 333-76179, 333-64109 and 333-27825 of Form S-3; Nos. 333-90749, 333-46687, 333-40331 and 333-15413 on Form S-3, as amended; No. 333-40313 on Form S-4, as amended; and Nos. 333-145495, 333-62148 and 333-74647 on Form S-8 of CBIZ, Inc. of our reports dated March 15, 2011, with respect to the consolidated balance sheets of CBIZ, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of CBIZ, Inc..
/s/ KPMG
Cleveland, Ohio
March 15, 2011